Exhibit 10.1

MUTUAL TERMINATION AGREEMENT

This Mutual Termination Agreement (“Agreement”), effective September 3, 2026, is entered into by and between BMNR Subsidiary One, LLC, a Delaware limited liability company (“BMNR”), and Ethereum Tower LLC, a Delaware limited liability company (the “Service Provider”).

WHEREAS, BMNR and the Service Provider are parties to that certain Management Services Agreement dated March 24, 2026 (the “Services Agreement”); and

WHEREAS, the Parties wish to terminate the Services Agreement in connection with a successor arrangement between MAVAN Holdings LLC (f/k/a Standard Validator LLC) and American Validator LLC.

NOW, THEREFORE, for good and valuable consideration, the Parties agree:

1. Confirmation. The Services Agreement continued in full force and effect through September 3, 2026.

2. Termination. The Services Agreement is terminated effective as of the close of business on September 3, 2026.

3. Waiver of Notice. Each Party waives any notice period or requirement under the Services Agreement, including the 180-day notice requirement of Section 5.3.

4. Accrued Obligations. Amounts accrued but unpaid through September 3, 2026, remain payable per the Services Agreement.

5. Survival. Provisions of the Services Agreement that by their terms survive termination continue in effect.

6. Governing Law. This Agreement is governed by the laws of the State of Delaware, without regard to conflict of law principles.

7. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original.

8. Entire Agreement. This Agreement constitutes the entire agreement of the Parties regarding the subject matter hereof.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

BMNR SUBSIDIARY ONE, LLC
By: Bitmine Immersion Technologies Inc., its sole member

By:	/s/ Young Kim
Name:	Young Kim
Title:	Chief Financial Officer and Chief Operating Officer

ETHEREUM TOWER LLC

By:	/s/ Xuan Yong
Name:	Xuan Yong
Title:	Authorized Signatory